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Exhibit 5.1

August 12, 2004

Archipelago Holdings, Inc.,
    100 South Wacker Drive, Suite 1800,
        Chicago, Illinois 60606.

Ladies and Gentlemen:

        In connection with the registration under the Securities Act of 1933 (the "Act") of 4,223,801 shares (the "Securities") of Common Stock, par value $0.01 per share, of Archipelago Holdings, Inc., a Delaware corporation (the "Company"), issuable under the Archipelago Holdings, L.L.C. 2000 Long Term Incentive Plan, Archipelago Holdings, L.L.C. 2003 Long Term Incentive Plan and Archipelago Holdings 2004 Stock Incentive Plan (each, a "Plan"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, the terms of the issue and sale of the Securities have been duly established in conformity with the Company's certificate of incorporation and the Plan under which such shares are to be issued, and the Securities have been duly issued and sold as contemplated by the Registration Statement and the Plan under which such shares are to be issued, the Securities will be validly issued, fully paid and nonassessable.

        The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

        We have relied on as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                      Very truly yours,

                      /s/ Sullivan & Cromwell LLP

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  Exhibit 5.1